As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRIS Group, Inc.

(Exact name of issuer as specified in its charter)

Delaware	58-2588724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

BigBand Networks, Inc. 2007 Equity Incentive Plan

(Full title of the plan(s))

Lawrence A. Margolis

ARRIS Group, Inc.

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

W. Brinkley Dickerson, Jr.

Troutman Sanders LLP

600 Peachtree Street, Suite 5200

Atlanta, Georgia 30308-2216

(404) 885-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01(3)	4,162,343 shares	$11.56	$48,116,685	$5,514.17

(1)	This Registration Statement covers 4,162,343 shares of common stock, par value $0.01 per share (the “Common Stock”), of ARRIS Group, Inc. that may be issued pursuant to awards granted under the BigBand Networks, Inc. 2007 Equity Incentive Plan (the “BigBand Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 (h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $11.72 and $11.40 per share of Common Stock (ticker symbol “ARRS”) as reported on the Nasdaq Global Select Market on February 27, 2012.
(3)	Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

Explanatory Note

On November 21, 2011, ARRIS Group, Inc. (“ARRIS” or the “Company”) completed its acquisition of BigBand Networks, Inc. (“BigBand”). As part of the acquisition, ARRIS assumed all outstanding restricted stock units granted under the BigBand Networks, Inc. 2007 Equity Incentive Plan (the “BigBand Plan”). This Registration Statement is being filed to register the shares of ARRIS common stock issuable under the assumed BigBand Plan.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.

The documents constituting Part I of this registration statement have been or will be sent or given to participants in the BigBand Plan as specified by Rule 428 (b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.

Upon written or oral request, ARRIS will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement which are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to Vice President of Human Resources, ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, Georgia 30024, telephone number (678) 473-2000.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:

(a) the Company’s Annual Report on Form 10-K for the period ending December 31, 2011;

(b) the description of the Company’s Common Stock, par value $0.01, contained in the Company’s Registration Statement on Form 8-A, as filed on August 3, 2001, as amended by the Company’s Registration Statement on Form 8-A/A as filed on August 7, 2001, including any amendments or reports filed for the purpose of updating such descriptions; and

(c) the description of the Company’s preferred stock purchase rights contained in the Company’s Registration Statement on Form 8-A/A, as filed on October 3, 2002, including any amendments or reports filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL and the by-laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

4.1	BigBand Networks, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1/A (Registration No. 333-139652) filed by BigBand Networks, Inc. on March 8, 2007)

4.2	First Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

4.3	Second Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

4.4	Third Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this registration statement).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, Georgia, on this 29th day of February, 2012.

ARRIS Group, Inc.

By:	/s/ Robert J. Stanzione
Robert J. Stanzione
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts, and each of them, such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement, has been signed by the following persons in the capacities indicated below on this 29th day of February, 2012.

Signature	Title

/s/ Robert J. Stanzione Robert J. Stanzione	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

/s/ David B. Potts David B. Potts	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Chief Information Officer

/s/ Alex B. Best Alex B. Best	Director

/s/ Harry L. Bosco Harry L. Bosco	Director

/s/ James A. Chiddix	Director
James A. Chiddix

/s/ Ian Craig	Director
John (Ian) Anderson Craig

/s/ Andrew T. Heller	Director
Andrew T. Heller

/s/ Matthew B. Kearney	Director
Matthew B. Kearney

/s/ William H. Lambert	Director
William H. Lambert

/s/ John R. Petty	Director
John R. Petty

/s/ Deborah J. Wilson	Director
Debora J. Wilson

/s/ David A. Woodle	Director
David A. Woodle

Exhibit Index

Exhibit Number	Description

4.1	BigBand Networks, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1/A (Registration No. 333-139652) filed by BigBand Networks, Inc. on March 8, 2007)

4.2	First Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

4.3	Second Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

4.4	Third Amendment to the BigBand Networks, Inc. 2007 Equity Incentive Plan

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)